Pipeline Data Appoints New Chief Financial Officer

Quincy, MA September 7, 2006 – Merchant credit card payment solutions provider Pipeline Data Inc. (OTCBB:PPDA) announced today that it has named Curtis James as its chief financial officer. Current chief financial officer, Donald Gruneisen, will remain as the company’s treasurer and assume the position of its controller.

Mr. James joins Pipeline Data from Fidelity National Information Services, Inc. (NYSE:FIS), where he served as the vice president of corporate finance. Fidelity National Information Services is a leading provider of core financial institution processing, card issuer and transaction processing services. Prior to joining Fidelity National Information Services, Mr. James was senior vice president of finance and accounting for Lender’s Service, Inc., a $155 million processor of mortgage services.

MacAllister Smith, Pipeline’s president and chief executive officer, commented, “We are grateful to Don Gruneisen for the large contribution he has made to Pipeline’s success. I am confident he will bring the same level of dedication to his new position.” Smith continued, “We see the potential for tremendous growth in our company. The addition of Mr. James to our management team gives us a critical set of skills necessary to help us pursue and achieve our growth objectives.”